UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  05/25/2010

Fairchild Semiconductor International, Inc.
(Exact name of registrant as specified in its charter)

Commission File Number:  001-15181

Delaware	043363001
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

82 Running Hill Road
South Portland, Maine 04106
(Address of principal executive offices, including zip code)

207-775-8100
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Effective May 25, 2010, Fairchild Semiconductor International, Inc. (the "Company") and its wholly owned subsidiary Fairchild Semiconductor Corporation ("Fairchild Corporation") amended the Credit Agreement dated June 26, 2006 between Deutsche Bank and Trust Company (as administrative agent and a lender) and the other lenders named therein (the "Second Amendment"). The Company requested the Second Amendment to make certain technical modifications to the definition of Cumulative Net Income and to provide the company with greater operational flexibility over the remaining life of the loan.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fairchild Semiconductor International, Inc.

Date: May 28, 2010	By:	/s/ Paul D. Delva
Paul D. Delva
Senior Vice President, General Counsel and Corporate Secretary